UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

POINT BLANK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida		33069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 regarding the Services Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2010, Michelle Doery resigned from her position as Chief Financial Officer of Point Blank Solutions, Inc. (the “Company”) and its subsidiaries and gave notice that she will leave the Company on November 1, 2010 in order to pursue other opportunities.

On October 7, 2010, the Company’s Board of Directors appointed William T. Nanovsky to serve as the Company’s Interim Chief Financial Officer.  Mr. Nanovsky, age 62, has served as a Partner of Tatum, LLC, an executive services provider (“Tatum”), since 1998.

On October 7, 2010, the Company entered into a certain Interim Services Agreement (the “Services Agreement”) with Tatum pursuant to which Tatum agreed to provide the Company with the services of Mr. Nanovsky as the Company’s Interim Chief Financial Officer for consideration of $42,000 per month.  Additionally, Tatum will receive a fee of $450 per hour for any additional services provided by Tatum management employees.  The Services Agreement may be terminated by the Company or Tatum at any time upon written notice to the other party.

The foregoing summary of the Services Agreement is subject to, and qualified in its entirety by, the full text of the Services Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On September 30, 2010, in connection with an appeal from a judgment (the “Judgment”) of the U.S. District Court for the Eastern District of New York (the “Eastern District”) approving that certain Stipulation and Agreement of Settlement, dated as of November 30, 2006 (the “Settlement Agreement”), entered into by Point Blank Solutions, Inc. (the “Company”) providing for the settlement of a class action and a derivative action against the Company and certain of its former officers and directors, the U.S. Court of Appeals for the Second Circuit (the “Second Circuit”) issued an opinion holding that the indemnification and release provisions of the Settlement Agreement violate Section 304 of The Sarbanes-Oxley Act of 2002.  The Second Circuit vacated the Judgment and remanded the case to the Eastern District for proceedings consistent with the Second Circuit’s opinion.  It is the Company’s position that any party who commences further proceedings in the Eastern District with respect to the class action or derivative action would violate the automatic stay created by the filing on April 14, 2010 of the Company’s voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Interim Services Agreement, dated as of October 6, 2010, by and between Tatum, a division of SFN Professional Services LLC, and Point Blank Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: October 8, 2010	By:	/s/ James R. Henderson
	Name:	James R. Henderson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Interim Services Agreement, dated as of October 6, 2010, by and between Tatum, a division of SFN Professional Services LLC, and Point Blank Solutions, Inc.